Exhibit 5.1
[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]
December 15, 2005
Mylan Laboratories Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317

Re:	Mylan Laboratories Inc. and the Subsidiary Guarantors Listed on Schedule I hereto Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special counsel to Mylan Laboratories Inc., a Pennsylvania corporation (the “Company”), and each of the Subsidiary Guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”) in connection with the public offering of (i) $150,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2010 (the “2010 Exchange Notes”) and (ii) $350,000,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2015 (the “2015 Exchange Notes” and, together with the 2010 Exchange Notes, the “Exchange Notes”). The Indenture, dated as of July 21, 2005 (the “Indenture”), by and among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee (the “Trustee”), provides for the guarantee of the Exchange Notes by the Subsidiary Guarantors (the “Subsidiary Guarantees”) to the extent set forth in the Indenture. Pursuant to an exchange offer (the “Exchange Offer”), (i) the 2010 Exchange Notes are to be issued in exchange for a like principal amount of the issued and outstanding 5.750% Senior Notes due 2010 of the Company (the “Original 2010 Notes”) and (ii) the 2015 Exchange Notes are to be issued in exchange for a like principal amount of the issued and outstanding 6.375% Senior Notes due 2015 of the Company (the “Original 2015 Notes” and, together with the Original 2010 Notes, the “Original Notes”), in each case under the Indenture, as contemplated by the Registration Rights Agreement, dated as of July 21, 2005 (the “Registration Rights Agreement”), by and among the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Capital Markets, Inc., KeyBanc Capital Markets, a Division of McDonald Investments Inc., PNC Capital Markets, Inc. and Sun Trust Capital Markets, Inc.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

Mylan Laboratories Inc.
December 15, 2005

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i)	the Registration Statement on Form S-4 (File No. 333-129823) relating to the Exchange Notes and the Subsidiary Guarantees filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 18, 2005 and Amendment No. 1 thereto filed with the Commission on the date hereof (the “Registration Statement”);

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of the Indenture;

(iv)	the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(v)	the forms of the 2010 Exchange Notes and the 2015 Exchange Notes.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and except as to (i) the Company with respect to the Exchange Notes and (ii) the Subsidiary Guarantors with respect to the Subsidiary Guarantees, the validity and binding effect on such parties. We have also assumed that each of the Company and the Subsidiary Guarantors has been duly organized and is validly existing in good standing under the laws of their respective jurisdiction of organization and that each of the Company and the Subsidiary Guarantors has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State

Mylan Laboratories Inc.
December 15, 2005

of New York in connection with the transactions contemplated by the Indenture, Registration Rights Agreement, Exchange Notes and Subsidiary Guarantees. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.
     Our opinions set forth herein are limited to the laws of the State of New York, which in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.
     The opinions set forth below are subject to the following qualifications, further assumptions and limitations:
     (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and
     (b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture, the Original Notes, the Exchange Notes, the Subsidiary Guarantees or the Exchange Offer.
     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Subsidiary Guarantees will constitute valid and binding obligations of the Company and each of the Subsidiary Guarantors, respectively, enforceable against the Company and each of the Subsidiary Guarantors, respectively, in accordance with their terms.

Mylan Laboratories Inc.
December 15, 2005

     In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company and the Subsidiary Guarantors of the Indenture, the Original Notes, the Subsidiary Guarantees and the Exchange Notes, as applicable, and the performance by the Company and the Subsidiary Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Subsidiary Guarantors or their properties are subject, except for those agreements and instruments which have been identified to us by the Company and the Subsidiary Guarantors as being material to them and which are listed as exhibits in (a) Part IV of the Company’s most recent Annual Report on Form 10-K (the “10-K”) and (b) reports filed subsequent to the filing of the 10-K, pursuant to the Securities Exchange Act of 1934, as amended.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ SKADDEN, ARPS, SLATE, MEAGHER
& FLOM LLP

SCHEDULE I
SUBSIDIARY GUARANTORS
Mylan Pharmaceuticals Inc. (West Virginia)
Milan Holding Inc. (Vermont)
Mylan Bertek Pharmaceuticals Inc. (Texas)
Mylan Inc. (Delaware)
UDL Laboratories, Inc. (Illinois)
Mylan Technologies Inc. (West Virginia)
Mylan International Holdings, Inc. (Vermont)
Mylan Caribe, Inc. (Vermont)
MLRE LLC (Pennsylvania)
MP Air Inc. (West Virginia)
Bertek International, Inc. (Vermont)